Addendum to the loan agreement dated 08/06/2005

Extension

LOAN AGREEMENT

between

Mr. Günter Thiemann
Käthe-Kollwitz-Strasse 23
33428 Harsewinkel

- in the following referred to as lender -

and

EDI Exploration Drilling International GmbH
represented by the Managing Director
Rainer Rotthäuser
Goethestrasse 59, 45721 Haltern am See

- in the following referred to as borrower -

The loan agreement, to which this addendum applies, is changed, effective immediately, in § 2 paragraphs 2 and 3 as follows:

§ 2 Interest, term and repayment of loan

2.	The term shall be extended by 7 months, ending on 31/07/2008.
3.	The loan shall be repaid on 31/07/2008 into the lender’s account.

All of the other provisions of the agreement remain unchanged and valid.

Haltern, on 25/12/2007

[Signature]

Günter Thiemann	EDI Exploration Drilling International Rotthäuser [sic]
- Lender -	Managing Director Rainer Rotthäuser
- Borrower -